First Century Bankshares, Inc. First Century Bankshares, Inc. April 18, 2006 April 18, 2006 2006 Annual Stockholder’s Meeting 2006 Annual Stockholder’s Meeting Exhibit 99.1

Net Income Net Income **Increase of 31.1% from 2004 to 2005 ** $3,375 $2,792 $3,055 $4,004 $- $1,000 $2,000 $3,000 $4,000 $5,000 2002 2003 2004 2005 NET INCOME

Year-End Stock Price Year-End Stock Price $18.25 $22.00 $24.00 $23.50 $- $10.00 $20.00 $30.00 2002 2003 2004 2005 YEAR-END STOCK PRICE

Nonperforming assets/total assets Nonperforming assets/total assets 1.48% 1.17% 0.95% 0.84% 0.81% 0.00% 1.00% 2.00% 2001 2002 2003 2004 2005 NONPERFORMING ASSETS/TOTAL ASSETS

Trust Assets
Trust Assets
•3/31/06 Trust Assets = $333,938,000
•2005 New business development – $9,855,990 – with annual income projection at $66,600
$353
$335
$314
$348
$328
$280
$300
$320
$340
$360
2001 2002 2003 2004 2005
TRUST ASSETS UNDER ADMINISTRATION

2005 Comparison
2005 Comparison
Strategic Plan to Actual
Strategic Plan to Actual
$               1.00 $               1.00 Dividends**
$               2.03 $               1.75 Earnings per
share
$     4,004,000 $     3,483,000 Net Income
$ 390,789,000 $ 387,828,000 Average Assets
Actual
Actual
Strategic Plan
Strategic Plan
**Increased 13.6% from 2004

2005 Comparison
2005 Comparison
Strategic Plan to Actual
Strategic Plan to Actual
$23.50 $22.74 Share price
10.97% 9.40% Return on
Average Equity
1.04% 0.92% Return on
Average Assets
Actual
Actual
Strategic Plan
Strategic Plan

Springhaven
Springhaven
Branch Update
Branch Update
2004 2005
Total Loans: $ 31,800,000 $ 42,950,000
Total Deposits: $ 7,500,000 $ 12,174,000
Two Year Anniversary –
Two Year Anniversary –
3/15/06
3/15/06

Beckley Branch -
Beckley Branch -
Opening
Opening
Temporary full service facility
Currently, three full time staff
members
Anticipate opening of permanent
7,000 sq. ft. full service facility
on Harper Road in the first
quarter of 2007
1408 Harper Road -
1408 Harper Road -
Beckley, WV
Beckley, WV
Beckley Branch –
Beckley Branch –
Opened January 17, 2006
Opened January 17, 2006

FCB Open on Saturday
FCB Open on Saturday
First Saturday open - March 4, 2006
Offices open:
525 Federal Street – Drive-thru
145 Springhaven Drive, Princeton
Lobby and Drive-thru
108 Spruce Street, Bluefield, VA –
Lobby and Drive-thru
Hinton Branch – Lobby and Drive-
thru
Oceana Branch – Lobby and Drive-
thru
Pineville Branch – Drive-thru
Wytheville Branch – Lobby and
Drive-thru
Fort Chiswell – Drive-thru

Thank you! Thank you!